Exhibit 99.906CERT

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Mutual of America Institutional Funds, Inc. (the “Institutional Funds”) on Form N-CSR for the annual period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John R. Greed, Chairman of the Board, President and Chief Executive Officer of the Institutional Funds, certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Institutional Funds for the period ended December 31, 2014.

Dated: March 5, 2015

/s/ JOHN R. GREED

John R. Greed

Chairman of the Board,

President and Chief Executive Officer of

Mutual of America Institutional Funds, Inc.

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Mutual of America Institutional Funds, Inc. (the “Institutional Funds”) on Form N-CSR for the annual period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George L. Medlin, Executive Vice President, Chief Financial Officer and Treasurer of the Institutional Funds., certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Institutional Funds for the period ended December 31, 2014.

Dated: March 5, 2015

/s/ GEORGE L. MEDLIN

George L. Medlin

Executive Vice President,

Chief Financial Officer and Treasurer of

Mutual of America Institutional Funds, Inc.